Ex 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-169441) of Puradyn Filter Technologies, Inc. of our report dated April 7, 2011 relating to the financial statements which appear in this Form 10-K.

/s/ Webb & Company, P.A.

Boynton Beach, Florida
April 7, 2011